Stifel Nicolaus and Ryan Beck & Co. A Powerful Combination

Forward looking statement This presentation may contain "forward-looking statements" that involve risks and uncertainties, including statements relating to the market opportunity and future business prospects of Stifel Financial Corp. and Stifel Nicolaus ("SF" or the "Company"). Actual results may differ materially and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ are included in the Company's Annual and Quarterly Reports and from time to time in other reports filed by the Company with the Securities and Exchange Commission. To supplement our financial statements presented in accordance with GAAP, management uses certain non-GAAP measures of financial performance and liquidity. These non-GAAP measures are in addition to results prepared by the Company in accordance with GAAP, and should only be considered together with the Company's GAAP results. Certain statements in the following presentation relate to future results that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.

Participants Stifel Nicolaus Ron Kruszewski Chairman and CEO Jim Zemlyak Chief Financial Officer Ryan Beck & Co. Ben Plotkin Chairman and CEO

Stifel Nicolaus Today Founded in 1890 Highly Regarded Private Client Group Manages $32 billion in Client Assets Broad Institutional Equity and Fixed Income origination and distribution capabilities Market-recognized fixed income expertise One of the largest domestic Equity Research franchises off Wall Street Extensive Investment Banking expertise Approximately 1,800 employees in 131 offices in US and Europe Management and employees own in excess of 60% of the firm Market capitalization of ~ $500 million

Ryan Beck Today Founded in 1946, now wholly owned by BankAtlantic Bancorp (NYSE: BBX) Over 400 financial consultants, principally in the Mid-Atlantic region, manage over $19 billion for 150,000 accounts Leader in financial institutions investment banking, with complementary client capabilities in fixed income and equity research Approximately 1000 employees in 40 offices

Why this Makes Sense Ideally matched geographic footprints with almost no overlap Establishes us as a top 12 Private Client Group brokerage Expands our geographic reach to the Mid-Atlantic Leverages capabilities of our Capital Markets business Leverages our strong research platform Leverages our technology and operations infrastructure Similar cultures and compensation philosophies Enhances tangible book value per share Enhances long term earnings potential Creates value for all Stifel stakeholders Clients Employees Shareholders BankAtlantic Bancorp

With Complementary Geographies

Strengthens our Brokerage Position 2006 Pro Forma Rankings

Creates a New Top Ten Research House US Research Marketplace (measured by US stocks under coverage)

Partnership Contributions Balanced Revenue Composition

Summary of Key Transaction Terms Structure -Tax free acquisition of 100% of Ryan Beck from BankAtlantic Bancorp Initial Consideration -Approximately 2,531,000 shares of Stifel common stock -At closing Stifel may substitute an amount of cash in lieu of up to approximately 150,000 shares -Five-year warrants to purchase 500,000 additional Stifel shares at exercise price of $36 (subject to Stifel shareholder approval) Contingent Payments -First contingent payment based on defined revenues attributable to specified individuals in Ryan Beck's private client division during the 2 year period following closing - expected to equal $20 million if 2006 revenues are achieved during this period, and capped at $40 million -Second contingent payment based on defined revenues attributable to specified individuals in Ryan Beck's investment banking division - equal to 25% of the amount investment banking fees exceed $25 million for each of next 2 years -Payable in cash or Stifel stock, at Stifel's election Retention Plan -Retention program valued at approximately $42 million Restructuring Charges -Estimated at $12-18 million Board Representation -BankAtlantic will have board observer status -Ben Plotkin, CEO of Ryan Beck, will be nominated to Stifel Financial Board of Directors Expected Closing Date and Conditions -Closing on or about February 15, 2007 -Closing conditions: standard approvals (shareholder vote only required to issue Warrant to BankAtlantic)

Transaction Valuation Initial Consideration Common Stock (2.531 million Stifel shares at $38.09 per share) (1) $96.4 Warrant Value (500,000 Stifel shares, Black-Scholes value) (2) 7.6 Total Initial Consideration $104.0 Contingent Payment (3) $20.0 Total Value $124.0 Transaction Price Multiples

Key Takeaways 1. Adds significant capability and an attractive geographic complement to Stifel's Private Client Business 2. Provides a platform for Eastern and Southeastern expansion 3. Complementary fixed income businesses 4. Additive equity research and equity capital markets capabilities 5. Complementary Investment Banking businesses strengthening Financial Institutions and Consumer 6. Financially attractive terms 7. BankAtlantic Bancorp will own Stifel stock-a new partner

Questions and Answers

Additional Information and Where to Find it

Stifel intends to file a definitive proxy statement and related materials concerning the issuance of warrants described above and furnish the definitive proxy statement to Stifel's shareholders. Shareholders of Stifel are advised to read the proxy statement when it is finalized and distributed, because it will contain important information. Shareholders of Stifel will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC's web site at http://www.sec.gov. Shareholders of Stifel will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail to James M. Zemlyak, Stifel Financial Corp., 501 North Broadway, St. Louis, MO 63102, or by calling (800) 488-0970.

Participants in the Solicitation

Stifel and certain of its directors and officers may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from its shareholders in connection with the proposed warrant issuance. Information concerning the interests of the persons who may be considered "participants" in the solicitation will be set forth in Stifel's proxy statement relating to the proposed warrant issuance. Additional information concerning Stifel's directors and executive officers is set forth in Stifel's proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.